UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 15, 2022

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club Road, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AXDX	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 15, 2022, Accelerate Diagnostics, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with the Jack W. Schuler Living Trust (the “Schuler Trust”), a holder of the Company’s 2.50% Convertible Senior Notes due 2023 (the “Notes”). Jack Schuler, who serves as a member of the Company’s board of directors, is the sole trustee of the Schuler Trust. Under the terms of the Exchange Agreement, the Schuler Trust has agreed to exchange with the Company (the “Exchange”) $49,905,000 in aggregate principal amount of Notes held by it for (a) a secured promissory note in an aggregate principal amount of $34,933,500 (the “Secured Note”) and (b) a warrant (the “Warrant”) to acquire the Company’s common stock at an exercise price of $2.12 per share (the “Exercise Price”), which represents the closing price of the Company’s common stock as of August 12, 2022.

The Secured Note has a scheduled maturity date of August 15, 2027 and will be repayable upon written demand at any time on or after such date. The Company may, at its option, repay the note in (i) United States dollars or (ii) in the form of common stock of the Company, in a number of shares that is obtained by dividing the total amount of such payment by $2.12, subject to certain adjustments as more fully described in the Secured Note. The Secured Note bears interest at a rate of 5.0% per annum, payable at the option of the Company in the same form, at the earlier of (i) any prepayment of principal and (ii) maturity. The Company may prepay the Secured Note at any time without premium or penalty. The Secured Note contains customary representations and warranties and events of default, including certain “change of control” events involving the Company. The Secured Note is secured by substantially all of the assets of the Company, subject to customary exceptions and limitations, pursuant to a security agreement (the “Security Agreement”), dated as of August 15, 2022, entered into between the Company and the Schuler Trust in connection with the Secured Note. The Secured Note does not restrict the incurrence of future indebtedness by the Company but shall become subordinated in right of payment and lien priority upon the request of any future senior lender.

The Warrant may be exercised from February 15, 2023 through the earlier of (i) August 15, 2029 and (ii) the consummation of certain acquisition transactions involving the Company, as set forth in the Warrant. The Warrant is exercisable for up to 2,471,710 shares, or 15% of the principal amount of the Secured Note, divided by the Exercise Price. Such number of shares and the Exercise Price are subject to certain customary proportional adjustments for fundamental events, including stock splits and recapitalizations, as set forth in the Warrant.

The Secured Note and the Warrant, and any shares of common stock issuable upon conversion of the Secured Note and/or exercise of the Warrant, are being made in reliance on the exemption from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the terms of the Secured Note and the Warrant, the aggregate number of shares issuable upon conversion of the Secured Note and/or exercise of the Warrant may not exceed 19.99% of the Company’s outstanding shares of common stock (calculated prior to giving effect to such exercise or delivery, as applicable).

The foregoing description of the Exchange Agreement, the Secured Note, the Warrant and the Security Agreement is not complete and is qualified in its entirety by reference to the full text of such agreements, which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference in their entirety.

Item 2.02.	Results of Operations and Financial Condition.

On August 15, 2022, the Company issued a press release announcing its financial results for the quarter ending June 30, 2022. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

In accordance with General Instruction B.2 for Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K (this “Report”) is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Report is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit
Number	Description
10.1	Exchange Agreement, dated as of August 15, 2022, by and between the Company and the Jack W. Schuler Living Trust

10.2	Secured Promissory Note, dated as of August 15, 2022, by the Company in favor of the Jack W. Schuler Living Trust

10.3	Warrant, dated as of August 15, 2022, issued to the Jack W. Schuler Living Trust

10.4	Security Agreement, dated as of August 15, 2022, by and between the Company and the Jack W. Schuler Living Trust

99.1	Press Release, dated August 15, 2022

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATE DIAGNOSTICS, INC. (Registrant)
Date: August 15, 2022

/s/ Steve Reichling
Steve Reichling
Chief Financial Officer